Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of CrowdStrike Holdings, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 7, 2020

CAPITALG LP

By:	CapitalG GP LLC
its General Partner

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

CAPITALG GP LLC

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

CAPITALG 2015 LP

By:	CapitalG 2015 GP LLC
its General Partner

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

CAPITALG 2015 GP LLC

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

ALPHABET HOLDINGS LLC

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

XXVI HOLDINGS INC.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary

ALPHABET INC.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary